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                                                                Exhibit 99.1

( BW)(NY-METROMEDIA-FIBER-NETWORK)(MFNX) METROMEDIA FIBER
NETWORK SUCCESSFULLY COMPLETES $611 MILLION FINANCING PACKAGE

Business Editors

NEW YORK--(BUSINESS WIRE)--Oct. 2, 2001--

    Company Announces Senior Management Changes Company Expects to be EBITDA
                                Positive in 2002

Metromedia Fiber Network, Inc. (MFN) (Nasdaq: MFNX), the leader in deployment of optical IP Internet infrastructure within key metropolitan areas domestically and internationally, announced that it completed a $611 million financing package comprised of the following:

-  a $150 million note purchase facility led by Citicorp, USA;
- $230 million in convertible debt financing, of which $180 million is being purchased by affiliates of the Company and $50 million is being purchased by a subsidiary of Verizon Communications (NYSE:VZ); and
-  $231 million in vendor financing.

The Company also completed agreements with other Company vendors to modify payments of the Company's pre-existing obligations to such vendors.

"Management worked extremely hard to secure this funding and we are very pleased that we have succeeded," said Nick Tanzi, Chief Executive Officer of MFN. "Our ability to obtain this high level of financing amid a very challenging economic environment demonstrates tremendous confidence from our lenders and our vendors in our business fundamentals and our long-term prospects in this industry."

"With this funding, we will be able to continue to grow our company and complete our business plan," said Stephen Garofalo, Chairman of MFN. "We believe our metropolitan fiber optic network provides the most comprehensive offering of an end-to-end optical solution in the market today."

The Company also announced today senior management changes. MFN has completed the integration of its AboveNet and SiteSmith acquisitions and is now a single, unified company doing business under the MFN brand. MFN is poised to take full advantage of market opportunities. It has one sales and operations organization selling and supporting its outsourced digital communications solution and one infrastructure organization delivering and supporting communications infrastructure.

In conjunction with securing the financing, MFN has reorganized its senior management team to
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better position itself for success in today's changing economic environment.
MFN's new executive management team is led by Mark Spagnolo, President and Chief Operating Officer, who will report to Nick Tanzi. Mr. Spagnolo joined MFN following the Company's acquisition of Sitesmith, where he was Chief Executive Officer and Chairman of the Board. Mr. Spagnolo brings extensive operational experience and success in building global communications and outsourcing businesses to MFN, gained through his tenure as President and Chief Executive Officer of UUNet, a WorldCom company, and through his many years as a senior executive at EDS.

Nick Tanzi will take over as Chief Executive Officer of MFN, reporting to the Board of Directors. Stephen Garofalo, the founder of MFN, will continue in the position of Chairman of the Board of MFN.

"Mark brings strong operational expertise and demonstrated success in building global communications companies," said Mr. Tanzi. "He will play an instrumental role in guiding MFN to the next level of its growth."

"MFN is entering a new phase of growth characterized by operational focus and leveraging the substantial assets we created," said Mark Spagnolo, MFN's President and COO. "We are now able to focus on executing our business plan, delivering on our promises to our customers and recognizing revenues from our infrastructure."

As a result of continued general economic weakness the Company has revised its quarterly and year 2001 revenue guidance downward. For the year, the Company issued revised revenue guidance of between $360 million and $367 million.

The table below outlines the Company's quarterly revenue and normalized EBITDA guidance for 2001, reflecting both new guidance and previous guidance.

                                                            Previous
                                          New Normalized   Normalized
           New Revenue   Previous Revenue  EBITDA Loss    EBITDA Loss
            Guidance        Guidance         Guidance       Guidance
Quarter    (millions)      (millions)       (millions)     (millions)
----------------------------------------------------------------------
Q3 2001     $91 - $93      $107 - $115   ($31) - ($35)   ($31) - ($35)
----------------------------------------------------------------------
Q4 2001    $100 - $103     $127 - $137    ($3) - ($9)    ($19) - ($22)
----------------------------------------------------------------------

As a result of expense reductions and cost control, the Company also announced that it will become EBITDA positive early in 2002. This is one year ahead of previous guidance. The appendix at the end of this release sets forth the principal terms of MFN's new financing.

About Metromedia Fiber Network, Inc.

Metromedia Fiber Network, Inc., the leader in deployment of optical IP Internet infrastructure within key metropolitan areas domestically and internationally, is revolutionizing the fiber-optic industry. By offering virtually unlimited, unmetered metro-area communications capacity at a
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fixed cost, Metromedia Fiber Network is eliminating the bandwidth barrier and redefining the way broadband capacity is sold.

MFN's optical network enables its customers to implement the latest data, video, Internet and multimedia applications. Through its subsidiaries AboveNet Communications, Inc., the architect of the Internet Service Exchange (ISX), PAIX.net, Inc., the first and leading neutral Internet exchange, and SiteSmith, a leader in delivering comprehensive Internet infrastructure managed services, MFN is a leading provider of Internet connectivity, co-location and managed services solutions for high-bandwidth and business-critical applications. The Company offers a world-class network that provides co-location services and Internet connectivity for content providers, ISPs and application service providers. Its global optical Internet uses open peering and "best exit" technology to deliver fast, scalable and reliable connections to the Internet, and improves the Internet experience for end-users.

For more information on AboveNet and its service offering visit the company's Web site at WWW.ABOVE.NET. For more information about PAIX.net, Inc., visit the company's Web site at WWW.PAIX.NET. For more information about SiteSmith, visit the company's Web site at WWW.SITESMITH.COM. For more information about Metromedia Fiber Network, please visit the company's Web site at WWW.MMFN.COM.

This news release contains forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, competition, changes in technology and methods of marketing, execution risk relating to the transaction described herein and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by Metromedia Fiber Network, including the most recently filed Forms S-3, 10-K and 10-Q.

Appendix:

Principal Financing Terms

The $150 million note purchase facility will have a five-year term. The notes will bear an interest rate of LIBOR + 5.5%, or the base rate + 4.5%. Parties providing the financing have been issued warrants to purchase 203.5 million shares of Metromedia Fiber Network Class A common stock at an exercise price of approximately $0.54 per share.

The $230 million of 8.5% Convertible Senior Notes due 2011 will be convertible into shares of Metromedia Fiber class A common stock at an exercise price of approximately $0.54 per share.

The $231 million of vendor financing will have a five and one-half year term and will bear an interest rate of 14%. MFN has issued this vendor a warrant to purchase 84.8 million shares of its class A common stock at an exercise price of approximately $0.54 per share.

The Company is also issuing approximately 121 million shares of class A common stock, $89 million of convertible notes convertible into shares of Metromedia Fiber class A common stock at an exercise price of approximately $0.54 per share and warrants to purchase an additional 47.3 million shares at an exercise price of approximately $0.54 per share to vendors that agreed to exchange payables for equity.
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Finally, MFN and Verizon adjusted the conversion price on $500 million of the
6.15% Convertible Subordinated Notes due 2010 from $17 per share to $3 per share.

    --30--rlg/ny*

    CONTACT: Metromedia Fiber Network
             Media Relations:
             Kara Carbone, 914/683-6386
             KCARBONE@MMFN.COM
                or
             Investor Relations:
             Martin Cohen, 212/606-4389

    KEYWORD: NEW YORK
    INDUSTRY KEYWORD: BANKING COMPUTERS/ELECTRONICS E-COMMERCE
INTERNET REAL ESTATE
    SOURCE: Metromedia Fiber Network